EXHIBIT 23.1




                           DARILEK, BUTLER & CO., P.C.
                         2702 N Loop 1604 East Suite 202
                            San Antonio, Texas 78232
                               210-979-0055 phone
                                210-979-0058 fax


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement of Health Discovery Corporation on Form SB-2 of our report, dated February 25, 2003, relating to the financial statements of Health Discovery Corporation for the year ended December 31, 2002 and the period from inception (April 6, 2001) to December 31, 2002. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/ Darilek, Butler & Co., P.C.

Darilek, Butler & Co., P.C.
San Antonio, Texas
December 14, 2005